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                                                                   EXHIBIT 10.19

                               DEPARTURE AGREEMENT


         This Departure Agreement ("Agreement") is made and entered into as of the 6th day of December, 1999 (the "Effective Date") by and among Austin Funding Corporation, a Texas corporation (the "Company") and Terry G.
Hartnett ("Hartnett").

                                 R E C I T A L S

         WHEREAS, Hartnett is employed by, and an officer of the Company; and

         WHEREAS, Hartnett desires to resign, and the Company desires to accept his resignation, as an employee and officer of the Company, and all other positions Hartnett may have with the Company's subsidiaries and affiliates, if any (the "Other Entities"); and

         WHEREAS, Hartnett and the Company desire to set forth certain agreements with respect to Hartnett=s departure from the Company.

                               A G R E E M E N T S

         NOW, THEREFORE, in consideration of the Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto agree as follows:

         1. Hartnett agrees, effective as of December 31, 1999 (the "Departure Date"), to resign his positions as an officer and employee with the Company and the Other Entities and to execute and deliver to the Company a resignation letter in substantially the same form as the letter attached hereto as Exhibit "A".

         2. Effective as of the Departure Date, Hartnett hereby RELEASES, ACQUITS, and DISCHARGES the Company (together with its officers, directors, agents, servants, employees, attorneys and all persons, natural or corporate, in privity with it or any of them) from all obligations and liabilities relating to Hartnett's employment by, and service as an officer on behalf of, the Company, its subsidiaries and affiliates and all matters, causes of action, accountings, suits, controversies, agreements, damages, claims and demands, whether heretofore or hereafter accruing, whether now known or not known to the parties prior to and including the date hereof, in any way directly or indirectly arising out of or in connection with such employment or service and any documents, transactions or dealings between the parties relating hereto, it being the intent of Hartnett to fully and completely discharge the Company, its subsidiaries and affiliates (together with its and their officers, directors, agents, servants, employees, attorneys and all persons, natural or corporate, in privity with it or any of them) from any and all liabilities and obligations related to or arising from all prior relationships, instruments and courses of dealing, except that the parties shall continue to be bound by the obligations described in this Agreement.



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         3. Hartnett agrees to indemnify and hold the Company, its officers, directors and employees harmless from and against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing, incurred with respect to the Stock sold pursuant to the Stock Purchase Agreement by and between Hartnett and Austin Funding.com Corporation and/or Hartnett's actions and activities while an officer, officer and/or employee of the Company, whether in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in this Agreement or any other agreement executed by Hartnett on behalf of the Company, or based on any omission (or alleged omission) to state herein a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading, or any violation by Hartnett of any federal or state law or regulation during his service as an officer and/or employee of the Company, and Hartnett will reimburse the Company for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action. The foregoing indemnity shall survive the Effective Date of this Agreement.

         4. The Company hereby RELEASES, ACQUITS, and DISCHARGES Hartnett (together with his heirs, executors, administrators, assigns, legal representatives and attorneys) from all matters, causes of action, accountings, suits, controversies, agreements, damages, claims and demands, whether heretofore or hereafter accruing, whether now known or not known to the parties prior to and including the date hereof, in any way directly or indirectly arising out of or in connection with his employment or service and any related documents and any transactions or dealings between the parties hereto, it being the intent of the Company to fully and completely discharge Hartnett (together with his heirs, executors, administrators, assigns, legal representatives and attorneys) from any and all liabilities related to or arising from all prior relationships, instruments and courses of dealing, except that the parties shall continue to be bound by the obligations described in this Departure Agreement and those items not related to Hartnett's employment or service to the Company. Notwithstanding the foregoing, the Company does not release, acquit or discharge any matters, causes of action, accountings, suits, controversies, agreements, damages, claims and demands to the extent they result from actions taken or omitted to be taken by Hartnett fraudulently, in bad faith, or from Hartnett's negligence.

         5. The Company agrees to use reasonable efforts to obtain the release of Hartnett as a guarantor for the benefit of the Company.

         6. The Company agrees, commencing on the Departure Date and continuing through June 30, 2001, to continue in full force and effect at its cost and expense Hartnett=s existing health and, if any, life insurance coverage(s). Each of the Company and Hartnett agree to reasonably cooperate with the other with respect to such coverage during such period, including, without limitation, the filing of insurance claims and the provision of insured benefits information.




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         7. The Company agrees, commencing on the Departure Date and continuing through December 31, 2003, to provide Hartnett, at the Company's cost and expense, with a lease vehicle which comports with the specifications listed in Exhibit "B" attached hereto; provided, however, the lease cost for such vehicle shall not exceed the sum of $1,500.00 per month.

         8. The undersigned represent and warrant that they are fully authorized and empowered to execute this Agreement and that neither they, nor the entities they represent, if any, are subject to any limitation or disability created by law or otherwise which would in any manner or to any extent prevent or restrict the undersigned (as a representative or as a principal) from entering into and fully performing their obligations under this Agreement.

         9. Hartnett and the Company each represent and warrant to each other that they have not transferred to any person or entity any claim or cause of action or any part thereof relating to Hartnett's employment and service or any other matters covered by this Agreement, and that each is the 100% owner of all claims and causes of action it may have or has ever had against the other.

         10. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns.

         11. The construction and validity of this Agreement shall be governed by the laws of the State of Texas. All obligations hereunder are performable in Travis County, Texas.

         12. Any controversy or claim arising out of this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction thereof. The arbitration agreement set forth herein shall not limit a court from granting a temporary restraining order or preliminary injunction in order to preserve the status quo of the parties pending arbitration. Further, the arbitrator(s) shall have power to enter such orders by way of interim award, and they shall be enforceable in court. The place of such arbitration shall be in Travis County, Texas.

         13. In any case in which one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         14. This Agreement contains the entire agreement of the parties hereto. There are no other agreements, oral or written, among the parties concerning Hartnett=s employment by, or service as an officer, on behalf of, the Company, and this Agreement can be amended only by written agreement signed by the parties hereto and by reference made a part hereof.

         15. This Agreement shall be effective as of the Effective Date, notwithstanding the fact that certain obligations hereunder shall be effective only as of the Departure Date.



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         IN WITNESS WHEREOF, the parties have executed this Agreement in multiple counterparts, each of which shall be deemed an original.

                                             /s/ TERRY G. HARTNETT
                                             -----------------------------------
                                             Terry G. Hartnett, Individually


                                             AUSTIN FUNDING CORPORATION, a Texas
                                             corporation


                                             By: /s/ GLENN A. LAPOINTE
                                                --------------------------------
                                                Glenn A. LaPointe, President






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                                   EXHIBIT "A"

                                Terry G. Hartnett
                           6000 Shepherd Mountain Cove
                               Austin, Texas 78745




---------------------
VIA HAND DELIVERY
---------------------


December 31, 1999


Mr. Glenn A. LaPointe
President
Austin Funding Corporation
823 Congress Avenue, Suite 515
Austin, Texas  78701


Dear Glenn:

Please be advised that I resign my positions as an employee and officer of Austin Funding.com Corporation, effective this date. I additionally resign all my positions, if any, with Austin Funding Corporation, effective this date.

                                                       Very truly yours,



                                                       /s/ TERRY HARTNETT
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                                   EXHIBIT "B"
                          Vehicle Lease Specifications


1998 Mercedes SL 500